Exhibit 99.1 Consolidated Financial Statements for USWM ENTERPRISES, LLC & SUBSIDIARIES Years ended December 31, 2019 and 2018 with Report of Independent Auditors

CONTENTS Pages Report of Independent Auditors ............................................................................................................................ 1 – 2 Consolidated Financial Statements Consolidated Balance Sheets .............................................................................................................................. 3 Consolidated Statements of Operations .............................................................................................................. 4 Consolidated Statements of Members’ Deficit ..................................................................................................... 5 Consolidated Statements of Cash Flows ....................................................................................................... 6 – 7 Notes to the Consolidated Financial Statements ............................................................................................... 8 – 30 Consolidating Information Consolidating Balance Sheets ................................................................................................................... 31 – 32 Consolidating Statements of Operations ................................................................................................... 33 – 34 Consolidating Statements of Members’ Deficit .................................................................................................. 35 Consolidating Statements of Cash Flows .................................................................................................. 36 – 39

Report of Independent Auditors To the Board of Directors and Members USWM Enterprises, LLC Louisville, Kentucky Report on the Financial Statements We have audited the accompanying consolidated financial statements of USWM Enterprises, LLC and Subsidiaries (the Company), which comprise the consolidated balance sheets as of December 31, 2019 and 2018, the related consolidated statements of operations, members’ deficit, and cash flows for the years then ended, and the related notes to the consolidated financial statements (collectively, the financial statements). Management’s Responsibility for the Financial Statements Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error. Auditor’s Responsibility Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion. Opinion In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of USWM Enterprises, LLC and Subsidiaries as of December 31, 2019 and 2018, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America. Lexington ■ Louisville ■ Raleigh deandorton.com

To the Board of Directors and Members USWM Enterprises, LLC Report of Independent Auditors, continued Other Matter Our audits were conducted for the purpose of forming an opinion on the financial statements as a whole. The consolidating information is presented for purposes of additional analysis rather than to present the financial position, results of operations and cash flows of the individual companies and is not a required part of the financial statements. Such information is the responsibility of management and was derived from and relates directly to the underlying accounting and other records used to prepare the financial statements. The consolidating information has been subjected to the auditing procedures applied in the audits of the financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the financial statements or to the financial statements themselves, and other additional procedures in accordance with auditing standards generally accepted in the United States of America. In our opinion, the consolidating information is fairly stated in all material respects in relation to the financial statements as a whole. Louisville, Kentucky March 30, 2020

USWM ENTERPRISES, LLC & SUBSIDIARIES Consolidated Balance Sheets December 31, 2019 and 2018 2019 2018 Asse ts Current assets Cash $ 9,663,586 $ 6,342,643 Accounts receivable, net 19,442,010 22,660,738 Other receivables 3,958,972 5,766,150 Inventories 10,094,614 11,220,452 Prepaid expenses and other current assets 3,922,386 4,115,489 Total current assets 47,081,568 50,105,472 Property and equipment, net 9,889,012 10,888,432 Intangible assets, net 33,363,228 47,492,713 Goodwill 20,325,198 20,325,198 Deferred tax assets 30,101,218 32,609,886 Restricted cash 5,508,035 5,246,674 Other assets 1,841,006 1,181,787 Total assets $ 148,109,265 $ 167,850,162 Liabilities and Members’ Deficit Current liabilities Line of credit $ 24,128,154 $ 17,013,316 Current portion of long-term debt 54,948,561 207,965 Accounts payable 18,756,199 20,123,827 Accrued expenses and other current liabilities 25,274,614 31,543,741 Current portion of deferred revenue - 3,559,322 Total current liabilities 123,107,528 72,448,171 Long-term debt 87,110,361 154,142,264 Deferred revenue - 12,161,017 Other liabilities 5,264,124 8,053,218 Total liabilities 215,482,013 246,804,670 Members’ deficit USWM Enterprises, LLC and Subsidiaries (52,316,593) (66,712,040) Noncontrolling interest (15,056,155) (12,242,468) Total members’ deficit (67,372,748) (78,954,508) Total liabilities and members’ deficit $ 148,109,265 $ 167,850,162 See accompanying notes. 3

USWM ENTERPRISES, LLC & SUBSIDIARIES Consolidated Statements of Operations Years ended December 31, 2019 and 2018 2019 2018 Net product sales $ 170,404,840 $ 174,642,586 Contract revenues 21,965,622 15,818,109 Total revenues 192,370,462 190,460,695 Cost of product sales 63,471,228 67,868,691 Gross profit 128,899,234 122,592,004 Operating expenses Sales and marketing 53,707,726 49,554,899 Commercial operations 26,800,320 25,189,870 Research and development 16,698,655 22,515,661 General and administrative 26,986,132 24,941,142 Manufacturing transition 1,149,678 1,193,237 Amortization of intangible assets 3,040,564 3,210,205 Total operating expenses 128,383,075 126,605,014 Income (loss) from operations before other operating (income) expense 516,159 (4,013,010) Other operating (income) expense (21,218,985) 17,500,000 Income (loss) from operations 21,735,144 (21,513,010) Other income (expense) Interest expense (24,852,923) (24,865,233) Other, net 2,836,967 423,555 Total other income (expense) (22,015,956) (24,441,678) Loss before provision for income taxes (280,812) (45,954,688) Income tax (expense) benefit (2,709,323) 9,251,721 Net loss (2,990,135) (36,702,967) Less: net loss attributable to noncontrolling interest (2,813,687) (3,611,067) Net loss attributable to USWM Enterprises, LLC and Subsidiaries $ (176,448) $ (33,091,900) See accompanying notes. 4

**USWM ENTERPRISES, LLC & SUBSIDIARIES**

Consolidated Statements of Members' Deficit

Years ended December 31, 2019 and 2018

| | Capital Contributions | Accumulated Deficit Controlling Interest | Accumulated Deficit Noncontrolling Interest | Total |
|---|---|---|---|---|
| Balance December 31, 2017 | $ 24,110,454 | $ (62,377,754) | $ (8,631,401) | $ (46,898,701) |
| Net loss | - | (33,091,900) | (3,611,067) | (36,702,967) |
| Redemption of Class C shares | (320) | - | - | (320) |
| Issuance of Class A shares | 4,647,480 | - | - | 4,647,480 |
| Balance December 31, 2018 | 28,757,614 | (95,469,654) | (12,242,468) | (78,954,508) |
| Net loss | - | (176,448) | (2,813,687) | (2,990,135) |
| Redemption of Class C shares | (105) | - | - | (105) |
| Issuance of Class D shares | 14,572,000 | - | - | 14,572,000 |
| Appreciation of Class D shares | 1,509,294 | (1,509,294) | - | - |
| Balance December 31, 2019 | $ 44,838,803 | $ (97,155,396) | $ (15,056,155) | $ (67,372,748) |

*See accompanying notes.*

5

USWM ENTERPRISES, LLC & SUBSIDIARIES Consolidated Statements of Cash Flows Years ended December 31, 2019 and 2018 2019 2018 Cash flows from operating activities Net loss before allocation to noncontrolling interest $ (2,990,135) $ (36,702,967) Adjustments to reconcile net loss to net cash (used in) provided by operating activities Depreciation and amortization 5,923,134 4,862,570 Amortization of deferred revenue (15,720,339) (10,073,824) Gain on sale of assets (21,372,613) - Loss on extinguishment of debt 1,080,027 - Deferred tax assets 2,508,668 (10,030,340) Provision for obsolete inventory 3,737,138 1,282,743 Noncash interest expense 4,606,657 9,186,656 Loss on disposal of property and equipment 153,628 - (Increase) decrease in assets Accounts receivable 3,218,728 (2,197,425) Other receivables 1,807,178 (196,143) Inventories (2,137,297) 2,277,005 Prepaid expenses and other current assets 193,103 (1,155,569) Other assets (793,799) 10,254 Increase (decrease) in liabilities Accounts payable (739,163) 11,120,265 Accrued expenses and other current liabilities (5,587,216) 6,723,647 Deferred revenue - 17,500,000 Other liabilities (3,055,140) 7,961,053 Net cash (used in) provided by operating activities (29,167,441) 567,925 Cash flows from investing activities Capitalized manufacturing transition costs (4,659,720) (6,931,740) Purchase of product rights (3,192,017) (880,000) Purchases of property and equipment (200,827) (29,146) Net proceeds from sale of assets 33,049,941 - Net cash provided by (used in) investing activities 24,997,377 (7,840,886) See accompanying notes. 6

USWM ENTERPRISES, LLC & SUBSIDIARIES Consolidated Statements of Cash Flows, continued Years ended December 31, 2019 and 2018 2019 2018 Cash flows from financing activities Proceeds from issuance of debt - 1,226,559 Payments of long-term debt (16,081,341) (205,475) Payment of extinguishment costs (1,744,071) - Management and administrative services agreements 248,047 - Net issuance of shares 18,214,895 4,647,160 Net borrowings under line of credit 7,114,838 5,082,412 Net cash provided by financing activities 7,752,368 10,750,656 Net increase in cash and restricted cash 3,582,304 3,477,695 Cash and restricted cash at beginning of year 11,589,317 8,111,622 Cash and restricted cash at end of year $ 15,171,621 $ 11,589,317 Supplemental cash flow information Cash paid for interest $ 20,365,081 $ 15,454,848 Cash paid for income taxes $ 882,382 $ 418,979 Noncash investing activity Capitalized transition costs reclassified to inventory $ 2,379,251 $- Capitalized intangibles due in subsequent periods $ 575,000 $ 2,767,017 Capitalized manufacturing transition costs due in subsequent periods $ - $ 1,989,551 Liability settled with assets from capitalized manufacturing transition costs $ - $ 578,000 Noncash financing activity Appreciation of Class D shares $ 1,509,294 $- See accompanying notes. 7

USWM ENTERPRISES, LLC & SUBSIDIARIES Notes to the Consolidated Financial Statements (1) Business USWM Enterprises, LLC and Subsidiaries (the Company) develops, licenses, and commercializes specialty pharmaceutical products, which are sold in the United States and internationally. The Company currently markets seven products. The Company’s activities are subject to regulation by various governmental agencies in the United States and in other countries. (2) Significant Accounting Policies Consolidation The consolidated financial statements include the accounts of USWM Enterprises, LLC (Enterprises), and its wholly owned subsidiaries, US WorldMeds Holdings, LLC (Holdings) and US WorldMeds Ventures, LLC (Ventures) and their respective subsidiaries. US WorldMeds, LLC (USWM) is wholly owned by Holdings and is the primary operating subsidiary. Ventures owns 65% of HEMA Biologics, LLC (HEMA), a development stage joint venture with an unrelated company. The accounts of HEMA are included in the Enterprises consolidated financial statements. All significant intercompany balances and transactions have been eliminated in consolidation. Estimates and Assumptions Management makes and uses estimates and assumptions that affect reported amounts and disclosures, which can impact all elements of the consolidated financial statements. Such estimates and assumptions are regularly reviewed and revised, if necessary. The estimates are based on complex judgments and assumptions which management believes are reasonable in light of past experience, current conditions and expectations regarding future events, which can be uncertain and unpredictable. Actual results could differ from those estimates, in which case the Company’s reported results could be materially affected. Cash and Cash Equivalents The Company considers all highly liquid investments with maturity of three months or less when purchased to be cash and cash equivalents. The Company maintains its cash and cash equivalents in various bank accounts under the legal names of each entity. The Federal Deposit Insurance Corporation (FDIC) insures certain cash balances in the United States up to $250,000 per institution and per legal entity. At times, balances at these financial institutions may exceed the FDIC insurance level. Restricted Cash Ventures is required as a condition of its financing agreement to maintain a $5,000,000 cash collateral account in a bank. HEMA is required to maintain a cash collateral account in the amount of $237,500 to secure the payment of potential indebtedness, liabilities and obligations owed by the Company to its bank. 8

USWM ENTERPRISES, LLC & SUBSIDIARIES Notes to the Consolidated Financial Statements, continued (2) Significant Accounting Policies, continued Accounts Receivable, Net Accounts receivable are reported net of an allowance for doubtful accounts. The Company provides an allowance based on historical experience, specifically identified risks, and specific customers. Accounts receivable are written off against the allowance for doubtful accounts when management determines that recovery is unlikely and the Company ceases collection efforts. The allowance for doubtful accounts was $14,525 and $69,187 as of December 31, 2019 and 2018, respectively. Inventories and Cost of Product Sales Inventories are carried at the lower of cost or net realizable value using the specific identification method. Inventories are regularly reviewed for obsolescence, overstocked conditions and marketability, and reserves for losses are established as appropriate. Cost of product sales consists of the cost of materials, in addition to shipping and handling, distribution, amortization of capitalized manufacturing costs, and royalty expenses. Long-Lived Assets Long-lived assets consist of: Property and equipment are recorded at cost, less accumulated depreciation. Expenditures for repairs and maintenance which do not extend the useful life of the related assets are charged to operating expenses in the consolidated statements of operations as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of 39 years for building and improvements, 15 years for leasehold improvements and all other assets ranging from three to seven years. Intangible assets consist of patents, manufacturing transition costs, license agreements and product rights. The cost of these assets, except for certain manufacturing transition costs described in Note 19, is amortized ratably over their expected useful lives. Manufacturing transition costs are amortized over the life of the supply agreement once the project is completed. Goodwill was recorded in connection with a previous acquisition and represents the excess of consideration paid over the fair value of identifiable tangible and intangible assets under the acquisition method of accounting. The assessment of recoverability first considers qualitative factors related to the Company’s business, which is considered a single reporting unit, to determine whether the existence of events or circumstances leads to a determination that it is more-likely-than-not that fair value is less than its carrying amount. A quantitative assessment is performed if the qualitative assessment results in a more-likely-than- not determination or if a qualitative assessment is not performed. The quantitative assessment considers if the carrying amount exceeds its fair value based on estimates of future discounted cash flows and other indicators of value, in which case the goodwill is impaired. 9

USWM ENTERPRISES, LLC & SUBSIDIARIES Notes to the Consolidated Financial Statements, continued (2) Significant Accounting Policies, continued Long-Lived Assets, continued The Company reviews the recoverability of its long-lived assets on a periodic basis (at least annually) in order to identify business conditions which may indicate a possible impairment. The assessment for potential impairment is based primarily on the Company’s ability to recover the unamortized balance of its long-lived assets from expected discounted future cash flows from the activities to which the assets directly contribute. If the carrying amount of the asset or group of assets exceeds the undiscounted future cash flows, the asset is written down to its fair value. Revenue Recognition The Company recognizes revenue when control of promised goods or services is transferred to its customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services. The Company generates revenue primarily from product sales. For product sales, the Company recognizes revenue when there is a transfer of control to the customer. Transfer of control is based on when the product is shipped or delivered and title passes to the customer. Royalties are recognized when the third party sale occurs. Grant revenue is recognized when the spend commitment occurs. For the remaining of the Company’s contract revenue agreements, revenue is recognized over time as the services are being provided. The Company recognizes shipping and handling costs as an expense in cost of products sales when the Company transfers control to the customer. Sales, value add and other taxes, if applicable, collected concurrent with revenue-producing activities are excluded from revenue. Payment terms vary depending on the type of customer, are based on customary commercial terms and are generally less than one year. The Company does not adjust revenue for the effects of a significant financing component for contracts where the Company expects the period between the transfer of the good or service and collection to be 12 months or less. The Company participates in various federal and state pharmaceutical pricing programs, as well as providing discounts to its customers. These agreements result in rebates, chargebacks, returns and discounts, respectively, estimates of which are recorded as a reduction in sales in the same period that the related sale is recorded and is accounted for as variable consideration. Provisions for variable consideration are based on current pricing, executed contracts, government pricing legislation and historical data and are provided for in the period the related revenues are recorded. As more fully described in Note 15 and Note 16, the Company recognizes revenue from multiple-element arrangements, which generate product sales, royalties for licensing, up-front payments, and sharing of costs of collaborative research and development activities in the form of expense reimbursements and milestone payments. Revenues from milestones are recognized upon successful accomplishment of the milestone. Research and Development Research and development expenditures are expensed as incurred in operating expenses in the consolidated statements of operations. Before a product receives regulatory approval, the Company expenses up-front and milestone payments made under licensing arrangements. Up-front payments are recorded when incurred, and milestone payments are recorded when the specific milestone has been achieved. Milestone payments upon or subsequent to regulatory approval are capitalized and amortized over the remaining useful life of the related product. Amounts capitalized for such payments are included in intangible assets, net of accumulated amortization. 10

USWM ENTERPRISES, LLC & SUBSIDIARIES Notes to the Consolidated Financial Statements, continued (2) Significant Accounting Policies, continued Marketing and Promotion Expenses Marketing and promotion costs are expensed as incurred and are included in operating expenses in the consolidated statements of operations and totaled $13,656,958 and $11,860,073 for the years ended December 31, 2019 and 2018, respectively. Foreign Currency Transactions Foreign currency transaction gains and losses result from foreign sales, royalties and payments that may be denominated in a currency other than the United States dollar. Because the amounts are not significant, they are included in other income or expense in the consolidated statements of operations. Fair Value Measurements Measurement of fair market value is required upon initial measurement or for subsequent accounting and reporting of certain assets and liabilities, such as the net assets acquired in a business combination, and financial instruments. Fair value is determined under one or a combination of three approaches: the market approach, the income approach and the cost approach. Each approach includes multiple valuation techniques. Financial assets and liabilities carried at fair value are classified in one of the following three categories based on the nature of the inputs to the valuation technique used: Level 1 – Quoted prices for identical instruments in active markets. Level 2 – Quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active or are directly or indirectly observable. Level 3 – Unobservable inputs that reflect estimates and assumptions. Income Taxes The income tax provision consists of taxes currently due and deferred taxes. Deferred taxes are recognized for differences between the basis of assets and liabilities for financial statement and income tax purposes. Provisions for federal and state income taxes are calculated on reported pre-tax earnings at rates in effect during the reporting period. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be deductible or taxable when the assets and liabilities are recovered or settled, and also include the expected future tax benefit of loss and credit carryforwards. The Company is subject to Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 740, Income Taxes, which governs the recognition and measurement of the effect of uncertain positions taken in tax returns. The Company does not believe that it has taken any uncertain positions in its tax returns as filed. Nonetheless, there is no assurance that an examination of the Company’s tax returns would not result in adjustments to the tax liabilities of either the taxable entities or the Company’s members. 11

USWM ENTERPRISES, LLC & SUBSIDIARIES Notes to the Consolidated Financial Statements, continued (2) Significant Accounting Policies, continued Recently Adopted Accounting Standards In May 2014, the FASB issued Accounting Standards Update (ASU) 2014-09, Revenue from Contracts with Customers (Topic 606). The amendments in this standard superseded most existing revenue recognition requirements. The core principle of the new guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. In August 2015, the FASB issued ASU 2015-14, which deferred the effective date of ASU 2014-09 by one year. The Company adopted the requirements of ASU 2014-09 and all related amendments (the new revenue standard) on January 1, 2019 using the modified retrospective method. Results for reporting periods beginning after December 31, 2018 have been presented in accordance with the new revenue standard, while results for prior periods have not been adjusted and continue to be reported in accordance with the Company’s historical accounting. There were no significant changes to the timing of revenue recognition for product sales, the Company's primary revenue stream. Certain amounts were reclassified within the consolidated statement of operations reducing the amount of net product sales recognized, with an equal offset reducing cost of products sales or sales and marketing as a result of evaluating the various types of variable consideration, specifically rebates paid to wholesalers, distributors, group purchasing organizations and specialty pharmacies. The impact of adoption on the Company’s consolidated financial statements is as follows: Balance without Adoption of New Effect of Change As Reported Revenue Standard Higher/(Lower) Consolidated Statement of Operations Net product sales $ 170,404,840 $ 177,326,318 $ (6,921,478) Cost of product sales $ 63,471,228 $ 69,999,332 $ (6,528,104) Sales and marketing $ 53,707,726 $ 54,101,100 $ (393,374) In January 2016, the FASB issued ASU 2016-01, Financial Instruments (Topic 825). The amendment no longer requires non-public business entities to disclose the fair value of financial instruments measured at amortized cost. The Company adopted the requirements of ASU 2016-01 on January 1, 2019. In November 2016, the FASB issued ASU 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash, which requires entities to present the aggregate changes in cash, cash equivalents, restricted cash and restricted cash equivalents in the statement of cash flows. As a result, the consolidated statements of cash flows now present restricted cash as a part of the beginning and ending balances of cash. The Company adopted the ASU on January 1, 2019, which resulted in restricted cash being combined with unrestricted cash. The effect of this change was to increase total cash at the beginning of the year in the consolidated statement of cash flows by $5,244,552 for restricted cash at the end of 2017. In November 2018, the FASB issued ASU 2018-18, Collaborative Arrangements (Topic 808). The amendment requires transactions in collaborative arrangements to be accounted for under Topic 606 if the counterparty is a customer for a good or service that is a distinct unit of account. The Company adopted the requirements of ASU 2018-18 on January 1, 2019 concurrently with the new revenue standard. 12

USWM ENTERPRISES, LLC & SUBSIDIARIES Notes to the Consolidated Financial Statements, continued (2) Significant Accounting Policies, continued Recent Accounting Standards Not Yet Adopted In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), requiring all leases to be recognized on the Company’s consolidated balance sheet as a right-of-use asset and a lease liability, unless the lease is a short-term lease (generally a lease with a term of twelve months or less). At the commencement date of the lease, the Company will recognize: 1) a lease liability for the Company’s obligation to make payments under the lease agreement, measured on a discounted basis; and 2) a right-of-use asset that represents the Company's right to use, or control the use of, the specified asset for the lease term. The ASU originally required recognition and measurement of leases at the beginning of the earliest period presented using a modified retrospective transition method. In July 2018, the FASB issued ASU 2018-11, which provided an additional (and optional) transition method that permits application of the updated standard at the adoption date with recognition of a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption. In November 2019, the FASB issued ASU 2019-10, which deferred the effective date of ASU 2016-02 for the Company by one year. The updated standard will be effective for the Company for the year ending December 31, 2021, with early adoption permitted. The new standard will be adopted using the modified retrospective approach and the Company is currently evaluating the impact of adopting this guidance on its consolidated financial statements. (3) Inventories Inventories consist of the following as of December 31: 2019 2018 Raw materials $ 2,208,409 $ 2,456,861 Work in progress 2,089,575 621,221 Finished goods 5,796,630 8,142,370 $ 10,094,614 $ 11,220,452 (4) Property and Equipment Property and equipment consist of the following as of December 31: 2019 2018 Land and improvements $ 1,523,128 $ 1,546,618 Building and improvements 8,480,437 8,480,437 Leasehold improvements 168,387 168,387 Furniture and fixtures 84,046 84,046 Machinery and equipment 2,469,760 2,268,933 Computer equipment and software 824,041 1,854,340 13,549,799 14,402,761 Less accumulated depreciation 3,660,787 3,514,329 $ 9,889,012 $ 10,888,432 Depreciation expense for the years ended December 31, 2019 and 2018 was $1,046,619 and $1,015,600, respectively. There was no impairment of property and equipment for 2019 or 2018. 13

**USWM ENTERPRISES, LLC & SUBSIDIARIES**

Notes to the Consolidated Financial Statements, continued

## (5) Intangible Assets

Intangible assets consist of identifiable assets acquired and capitalized contract costs and are amortized using the straight-line method over the estimated useful lives as follows as of December 31:

| | | 2019 | | |
|---|---|---|---|---|
| | Amortization Period (Years) | Amount | Accumulated Amortization | Net |
| Patents | 9 | $ 7,186,526 | $ 7,186,526 | $ - |
| Manufacturing transition costs - Note 19 | 5 - 8 | 24,751,786 | 3,109,476 | 21,642,310 |
| License agreements | 3 - 15 | 11,802,835 | 2,517,180 | 9,285,655 |
| Product rights | 5 | 3,247,017 | 811,754 | 2,435,263 |
| | | $ 46,988,164 | $ 13,624,936 | $ 33,363,228 |

| | | 2018 | | |
|---|---|---|---|---|
| | Amortization Period (Years) | Amount | Accumulated Amortization | Net |
| Patents | 9 | $ 7,186,526 | $ 6,422,568 | $ 763,958 |
| Manufacturing transition costs - Note 19 | 5 - 8 | 33,254,761 | 1,273,529 | 31,981,232 |
| License agreements | 5 - 15 | 18,302,835 | 6,639,978 | 11,662,857 |
| Product rights | 5 | 3,247,017 | 162,351 | 3,084,666 |
| | | $ 61,991,139 | $ 14,498,426 | $ 47,492,713 |

During the year ended December 31, 2019, the Company paid $50,000 for exclusive rights to distribute a new product in the United States and its territories under a license agreement, which is amortized over the exclusivity period of ten years. In a separate license agreement, the Company along with a collaboration partner agreed to pay $1,900,000 for the exclusive supply of commodities associated with a product. The Company capitalized its portion of the cost of $950,000, which will be amortized over the exclusivity period of three years.

During the year ended December 31, 2018, the Company paid an United States Food and Drug Administration (FDA) approval milestone of $400,000 under a license agreement, which is amortized over the exclusivity period of the product of five years. Additionally, the Company acquired the rights to distribute a product within the European Union for $3,247,017, which is amortized over five years.

Amortization expense was $4,876,515 and $3,846,970 for the years ended December 31, 2019 and 2018, respectively. The remaining weighted-average amortization period for license agreement intangible assets and capitalized manufacturing transition costs is approximately ten and seven years, respectively.

14

USWM ENTERPRISES, LLC & SUBSIDIARIES Notes to the Consolidated Financial Statements, continued (5) Intangible Assets, continued Future amortization expense of intangible assets currently being amortized for the next five years is estimated to be: For the year ending December 31: 2020 $ 5,018,520 2021 $ 5,018,520 2022 $ 4,939,353 2023 $ 3,856,072 2024 $ 3,335,686 The recoverability of the carrying amounts of manufacturing transition costs, license agreements and product rights is based on assumptions regarding the useful life and future sales of the underlying products, and may also include assumptions regarding the ability to expand the sale of the products in additional indications or territories and the need, cost and timing of post marketing clinical studies. There was no impairment of intangible assets for 2019 or 2018. (6) Goodwill Goodwill of $20,325,198 was recorded in conjunction with a previous acquisition. Goodwill represents the excess of consideration paid over the fair value of net identifiable assets acquired, and is primarily attributable to the going concern value of the Company’s business. The qualitative assessment of the carrying value of goodwill is based on assumptions regarding the value of the Company as a whole as evidenced by market data, and by assumptions regarding the timing of new product approvals and the resulting sales levels and commercialization costs of such products. There was no impairment of goodwill for 2019 or 2018. (7) Accrued Expenses and Other Current Liabilities Accrued expenses and other current liabilities consist of the following as of December 31: 2019 2018 Settlement loss, current portion $ 5,250,000 $ 12,250,000 Rebates and fees 4,987,678 4,362,275 Salaries, wages and commissions 4,244,053 3,974,142 Class D shares derivative 3,643,000 - Accrued product rights 1,150,000 2,767,017 Accrued capitalized manufacturing transition costs - 2,132,896 Royalties 1,089,209 827,908 Other 4,910,674 5,229,503 $ 25,274,614 $ 31,543,741 15

USWM ENTERPRISES, LLC & SUBSIDIARIES Notes to the Consolidated Financial Statements, continued (8) Other Liabilities Other liabilities consist of the following as of December 31: 2019 2018 Long-term incentive compensation program $ 4,514,401 $ 2,319,541 Settlement loss, long-term portion - 5,250,000 Other 749,723 483,677 $ 5,264,124 $ 8,053,218 (9) Income Taxes The Company files a consolidated federal corporate income tax return, which includes the income or loss of its wholly owned subsidiaries and its allocable share of income or loss from non-wholly owned subsidiaries taxed as partnerships. The income tax provision consists of the following for the years ended December 31: 2019 2018 Current income taxes Federal $ - $ 7,105 State 115,345 (785,724) Foreign (316,000) - Total current tax (200,655) (778,619) Deferred income taxes Federal (1,740,461) 8,229,216 State (768,207) 1,801,124 Total deferred tax (2,508,668) 10,030,340 Total income tax (expense) benefit $ (2,709,323) $ 9,251,721 16

USWM ENTERPRISES, LLC & SUBSIDIARIES Notes to the Consolidated Financial Statements, continued (9) Income Taxes, continued The reconciliation of the federal statutory tax rate to the Company’s effective tax rate on net income (loss) follows: 2019 2018 U.S. statutory income tax rate 21.0% 21.0 % State taxes net of federal benefit 21.3 2.2 Meals and entertainment 16.3 (0.8) Acquisition accounting differences 6.3 4.1 Legal settlement - (4.3) Effect of foreign operations 12.5 - Return to provision 28.6 - All other, net 1.0 (0.3) Effective income tax rate 107.0% 21.9 % The tax effect of temporary differences that give rise to significant portions of deferred tax assets and liabilities consist of the following as of December 31: 2019 2018 Deferred tax assets Net operating loss carryforward $ 14,380,242 $ 17,022,812 Interest expense limitation 6,797,507 2,800,050 Contribution carryover 5,530,070 4,770,438 Inventories 1,554,967 446,305 Accrued salaries and benefits 1,380,241 819,897 Legal settlement 675,675 2,286,999 Foreign earnings differences 235,919 2,410,458 Deferred revenue - 3,562,072 Other 469,027 152,308 Total deferred tax assets 31,023,648 34,271,339 Deferred tax liabilities Capitalized manufacturing transition costs (491,709) (655,612) Inventories - (619,150) Other (430,721) (386,691) Total deferred tax liabilities (922,430) (1,661,453) Net deferred tax assets $ 30,101,218 $ 32,609,886 17

USWM ENTERPRISES, LLC & SUBSIDIARIES Notes to the Consolidated Financial Statements, continued (9) Income Taxes, continued Domestic net operating losses and carryforwards are available for use against the consolidated federal and state taxable income. A summary of the remaining domestic net operating loss carryforwards, including the timing of expiry, is as follows: Net Operating Loss Carryforward Year of Expiry Federal State 2035 $ 28,611,848 $ 5,940,173 2036 13,455,981 3,059,372 2037 21,985,181 10,601,924 Total $ 64,053,010 $ 19,601,469 In assessing the realizability of deferred tax assets, management considers whether it is more-likely-than-not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income and tax planning strategies. Management has projected future taxable income and tax planning strategies in making this assessment. Management believes it is more-likely-than-not that the Company will realize the benefits of the recorded deferred tax assets. Therefore, no valuation allowance was provided in the consolidated financial statements. The Company files income tax returns in the United States, in various states and in foreign jurisdictions. The Company is subject to tax examinations by various tax authorities as appropriate. As of December 31, 2019, the Company’s United States income tax returns for 2017 and subsequent years remain subject to examination by the Internal Revenue Service. State and foreign income tax returns generally have statutes of limitations for periods between three to five years from the filing date. The Company is not currently under examination by any federal, state or foreign taxing authorities. (10) Line of Credit The Company has a $40,000,000 revolving line of credit, subject to certain collateral limitations as defined by the loan agreement including a borrowing base calculation supported by accounts receivable and inventories. At December 31, 2019, the outstanding balance of the line of credit was $24,128,154 and $4,446,822 was available for additional draws after the liquidity requirements. At December 31, 2018, the outstanding balance of the line of credit was $17,013,316. At December 31, 2019 and 2018, the line of credit had an interest rate of Prime plus an applicable margin (6.00% and 6.75% at December 31, 2019 and 2018, respectively), which is payable monthly. The line of credit matures on July 24, 2020. The line of credit is secured by a priority lien on accounts receivable and inventories and a subordinate lien on substantially all other assets of the Company. 18

USWM ENTERPRISES, LLC & SUBSIDIARIES Notes to the Consolidated Financial Statements, continued (11) Long-Term Debt Long-term debt consists of the following as of December 31: 2019 2018 Promissory notes with interest payable monthly at an annual rate of 10% through maturity at March 31, 2022. Notes are secured by substantially all assets of the Company, but are subordinated to the line of credit and term loan agreed upon by Ventures (Ventures term loan). $ 20,298,742 $ 20,298,742 Ventures term loan with a series of loan commitments totaling $110,000,000 and expiring at different times for the following specific purposes principally in connection with the joint venture license agreement described in Note 17: Initial advance of $90,000,000 on July 15, 2016 to pay off a 2015 financing with the excess available for general company purposes; Second advance of $20,000,000 upon FDA approval of a product under the license agreement or FDA approval of another specified product acquired by the Company, available until June 30, 2018. The acquired product was approved in March 2017 and the full $20,000,000 was drawn with $10,000,000 used to pay an FDA approval milestone, and the excess funds used for general business purposes, by agreement with the lender. 19

USWM ENTERPRISES, LLC & SUBSIDIARIES Notes to the Consolidated Financial Statements, continued (11) Long-Term Debt, continued 2019 2018 The loan bears interest at a stated annual rate of 15%. The effective interest rate calculated on the constant rate method is 17.6%, taking into account financing costs, back-end fees and timing of expected draws and payments, and is the basis for recording interest expense in the consolidated financial statements. The Company paid $15,855,189 in principal in July 2019, incurring extinguishment costs of $1,744,071 in conjunction with a divestiture described in Note 28. Remaining principal payments are due in equal quarterly amounts of $27,337,453 beginning on September 30, 2020. The lender can require that certain asset sale proceeds must be applied to the principal. Interest is payable quarterly, 10% in cash and 5% added to principal (PIK) until March 31, 2019 after which payments are all cash. The loan, including PIK interest, matures June 30, 2021 and is secured by substantially all of the assets of the Company, subject to priority liens and an inter-creditor agreement. The loan was amended on March 30, 2020 for an additional advance of $5,000,000tobereceivedonorpriortoApril1,2020. The amendment also modified interest payable on March 31, 2020 and June 30, 2020 to be 10% in cash and 5% PIK. 119,191,295 134,788,594 Term loan entered into on March 30, 2016 and amended on August 8, 2018 for a maximum of $6,800,000 at an interest rate of LIBOR plus 2.75% (4.47% and 5.15% at December 31, 2019 and 2018, respectively). Loan is amortized over a twenty-year term with principal and interest payments beginning January 22, 2017. Loan matures on September 22, 2026. Secured by first mortgage priority lien on building and improvements. 6,479,792 6,705,944 Total debt 145,969,829 161,793,280 Less unamortized debt issuance costs and fees 3,910,907 7,443,051 Less current portion 54,948,561 207,965 Long-term debt $ 87,110,361 $ 154,142,264 20

USWM ENTERPRISES, LLC & SUBSIDIARIES Notes to the Consolidated Financial Statements, continued (11) Long-Term Debt, continued The aggregate maturities of long-term debt are as follows: For the year ending December 31: 2020 $ 54,948,561 2021 64,803,472 2022 20,599,049 2023 314,140 2024 327,938 Thereafter 4,976,669 $ 145,969,829 (12) Capital The Company’s ownership consists of four classes of shares as of December 31 as noted below: Class of Number of Shares Shares 2019 2018 A 9,040,733 9,040,733 B 25 25 C 537,000 547,500 D 364,300 - Class A and Class B shares are identical except for voting rights. Each Class A share is entitled to one vote and each Class B share is entitled to 1,000,000 votes. The Class C shares are identical to Class A shares, except Class C shares are nonvoting, are subject to repurchase by the Company based on vesting schedules and will not participate in distributions, other than for taxes, until the Class A and Class B shares have achieved certain distribution thresholds. Of the Class A shares, 350,449 shares were issued under a 2017 Private Placement Memorandum (PPM) at $30 per share for a total of $10,513,470. The Company has committed to offer to redeem up to one-third of these shares for $90 per share when circumstances permit and before any distributions are made to other shareholders. 21

USWM ENTERPRISES, LLC & SUBSIDIARIES Notes to the Consolidated Financial Statements, continued (12) Capital, continued Under a 2019 PPM, 364,300 Class D convertible preferred shares were issued at $50 per share totaling $18,215,000. Due to the redemption features, the Company recorded a derivative of $3,643,000, as described in Note 13, and capital contributions of $14,572,000 during the year ended 2019. Unless converted, the preferred shares are senior in priority to the rights of all existing shares of the Company and subordinate to all of the Company’s debt obligations. The preference amount of the preferred shares increases 10% per year and potentially 18% per year depending on whether or not converted. Appreciation was $1,509,294 for the year ended December 31, 2019. The Company may redeem the preferred shares under certain circumstances if they are not converted. If prior to July 1, 2022, (i) the Ventures term loan is repaid or refinanced and the new lender, if any, permits a redemption or (ii) the Company is sold, the Company must redeem any unconverted preferred shares. A minimum redemption price of either 125% or 150% of the amount invested may apply depending on the timing or circumstances of the redemption. Separately, the preferred shares may be converted into Class A shares only if the Company issues at least $60,000,000 of new equity before July 1, 2022, in which case the conversion price would be 80% of the new equity share price. Allocations of income, losses and distributions among the members are governed by the Limited Liability Company Agreement based primarily on proportionate ownership of shares, but allocations of the income and loss no longer have any tax impact to the members. The Company’s Chief Executive Officer (CEO) holds voting control of the Company. (13) Fair Value Measurements The redemption features related to the Class D shares described in Note 12 are at a substantial premium, which require bifurcation from the equity instrument, resulting in the recognition of a derivative. Realized or unrealized gains or losses are recorded to other, net expense. The following table sets forth by level within the fair value hierarchy the Company’s financial liability that was accounted for at fair value on a recurring basis as of December 31. Level 1 Level 2 Level 3 Total Class D shares derivative - 2019 $ - $ - $ 3,643,000 $ 3,643,000 Class D shares derivative - 2018 $ - $ - $ - $ - The fair value measurement of the Class D shares derivative is determined based upon significant, unobservable inputs, including the estimated probability of the various redemption features. There has been no change in fair value or payments related to the Class D shares derivative during the year ended December 31, 2019. At least annually, the Company determines if the current value techniques used in the fair value measurements are still appropriate and evaluates and adjusts inputs used in the fair value measurements based on current market conditions and third party information. No change was made to the valuation of this liability during the year ended December 31, 2019. 22

USWM ENTERPRISES, LLC & SUBSIDIARIES Notes to the Consolidated Financial Statements, continued (14) Revenues The following table summarizes revenue by type and timing of the transfer of goods or services: 2019 2018 United States net product sales $ 169,478,037 $ 173,603,871 International net product sales 926,803 1,038,715 Royalties 2,493,639 2,826,575 Grants 2,239,997 191,463 Total revenues recognized at point in time 175,138,476 177,660,624 Deferred revenue amortization 15,720,339 10,073,824 Contract reimbursed 1,461,803 2,677,414 Other 49,844 48,833 Total revenues recognized over time 17,231,986 12,800,071 $ 192,370,462 $ 190,460,695 (15) Multiple-Element Arrangements Through a previous acquisition, the Company acquired out-licensing agreements with another pharmaceutical company. The agreements were multiple-element arrangements for the commercialization, development and licensing of the manufactured product in specified territories outside of the United States. The arrangements provided for a nonrefundable up-front payment to the acquired company, plus continuing royalty income for licensed sales, reimbursement of certain research and development expenses, milestone payments for progress in developing use of the product in new indications, and product revenue from the sale of the manufactured product. The up-front payments received by the acquired company represented nonrefundable advance compensation for the license and for below market product pricing. Because the arrangements required continuing performance and obligations under the licensing and supply portions of the arrangements, the acquired company recorded the payments as deferred revenue and amortized them into revenue over the expected life of the arrangements. The Company, which has assumed the obligations of the acquired company, recorded the unamortized balance of the up-front payments as a liability in deferred revenue, which was amortized into revenue over the remaining estimated useful lives of the contracts. During 2018, the contract was terminated resulting in the remaining amount in deferred revenue being recognized of $8,294,163 in contract revenues. (16) Collaborative Agreements The Company actively collaborates with other pharmaceutical companies to develop, manufacture and market certain products. Collaborative activities may include research and development, marketing and selling (including promotional activities and physician detailing), contract manufacturing and distribution. 23

USWM ENTERPRISES, LLC & SUBSIDIARIES Notes to the Consolidated Financial Statements, continued (16) Collaborative Agreements, continued The Company has a significant distribution, development, commercialization and supply agreement for one of its pharmaceutical products, which includes the development of new applications to administer the product. This agreement provides the Company with an exclusive license for the promotion and sale of the existing product in the United States and would also provide an exclusive license for the promotion and sale of any new applications of the product. The gross development costs associated with this agreement, included in research and development expenses, totaled $3,517,949 and $6,926,082 for the years ended December 31, 2019 and 2018, respectively. A portion of these gross development costs are reimbursed by the other party. In 2019 and 2018, the Company recognized reimbursements of $1,312,235 and $2,546,792, respectively. During 2018, the Company entered into a co-promotion agreement for one of its pharmaceutical products. Pursuant to this agreement, the collaboration partner promoted the product to supplement the Company’s sales force. The collaboration partner received a share of the pharmaceutical product’s adjusted gross profit paid quarterly. The terms of the arrangement also included an up-front payment of $17,500,000 that the Company received upon execution. The terms of the agreement included ongoing performance obligations for the Company, and this up-front payment represented compensation for ongoing performance obligations. Accordingly, amounts received up-front under the co-promotion agreement were initially recorded as deferred revenue and were being recognized on a straight-line basis over 59 months, the term of the agreement. In 2019, the co-promotion agreement was terminated, resulting in no further performance or financial obligations between either party. As such, the Company recognized the remaining deferred revenue in contract revenues. The Company recognized $15,720,339 and $1,779,661 of amortization in contract revenues for the years ended December 31, 2019 and 2018, respectively. (17) Joint Venture License Agreement In 2015, the Company entered into a joint venture (HEMA) with another company for the development and commercialization of two biological products in multiple fields in the United States and Canada. The Company has a 65% interest in HEMA which operates as a limited liability company and is consolidated in the Company’s financial statements. HEMA entered into a license agreement with the other company (licensor), which requires the licensor to complete the approval process of the products in the licensed indications and territories. The license agreement also requires HEMA to make payments to the licensor, primarily funded by contributions of capital by Ventures to HEMA. The license agreement between HEMA and the licensor required a nonrefundable up-front milestone payment of $50,000,000 to the licensor, which was expensed in 2015. The license agreement includes milestone payments upon marketing approval of two biological products in the United States and Canada (approval milestones), plus separate sales-based milestones, and sales-based royalties to the licensor. The license agreement was amended in 2018, reducing potential approval milestones from $55,000,000 to $18,340,000. An additional milestone payment of $20,000,000 is required if two years after the first commercial sale of one of the products (i) a particular competitive product has not been launched, and (ii) sales of the licensed product have exceeded the sales projection in the license agreement by at least $100,000,000. The amendment also added incremental sales-based royalties of up to $36,660,000 to be paid to the licensor and an adjustment for one product that limits actual GAAP cost of goods sold plus royalties due to the licensor to 35% of net sales per calendar quarter. The license agreement was further amended in 2019 adjusting the milestone payment triggers based upon approval of both biological products. The amended agreement states milestone payments for both products will be due 180 days after licensor delivers initial launch quantities of the second product with approved labeling. No milestone payments are expected to be made in the twelve months following the date of this report. 24

USWM ENTERPRISES, LLC & SUBSIDIARIES Notes to the Consolidated Financial Statements, continued (17) Joint Venture License Agreement, continued In December 2016, the FDA accepted the biologics license application for the Company’s first potential product for commercialization in the United States. The Prescription Drug User Fee Act date for the FDA to respond with its approval or non-approval was October 13, 2017. The licensor received a Complete Response Letter (CRL), which indicated the new drug application required further effort prior to being approved. The licensor filed the response to the CRL on October 10, 2019 and an action date has been established of April 10, 2020. Marketing approvals for the second product in the United States and both products in Canada are not expected in the next twelve months from the date of this report. The HEMA limited liability company agreement provides that all up-front and milestone payments under the license agreement are chargeable to the Company’s capital account and accordingly are deductible for tax purposes by the Company. (18) Grant Agreements In 2018, the Company was awarded grants from the National Institutes of Health to assist in the development of a pharmaceutical product. Reimbursements under these grants of $2,239,997 and $191,463 for the years ended December 31, 2019 and 2018, respectively, are included in contract revenues in the consolidated statements of operations. (19) Manufacturing Transition Costs During 2013, the Company entered into a contract manufacturing agreement to have a third party construct and develop a manufacturing facility and process. This third party manufactures the pharmaceutical product to sell to the Company. Certain up-front payments and validation costs incurred were capitalized and recorded as an intangible asset. The third party manufacturer obtained regulatory approval in July 2019, and has since supplied commercial product to the Company. During the years ended December 31, 2019 and 2018, respectively, $724,130 and $4,795,836 of costs were capitalized. During the year ended December 31, 2019, $2,379,251 of capitalized costs were reclassified to inventory as the costs that had been previously capitalized represent payments for commercial product. The total manufacturing transition costs capitalized through December 31, 2019 for this product are $20,931,201 and are included in intangible assets, net on the consolidated balance sheets. Upon regulatory approval of the manufacturing site, the capitalized costs have begun amortization over the contract term of eight years. Other costs associated with the transition of the manufacturing facility of $584,466 and $718,383 for the years ended December 31, 2019 and 2018, respectively, are included in operating expenses in the consolidated statements of operations as incurred. The Company has entered into separate agreements whereby third party manufacturers are to supply raw materials and packaging materials, provide bulk manufacturing and packaging services and conduct quality control testing for three other products. Certain up-front payments and validation costs incurred are being capitalized and recorded as an intangible asset. During the years ended December 31, 2019 and 2018, respectively, $1,174,225 and $3,547,455 of costs were capitalized for one product. The total manufacturing transition costs capitalized for this product of $8,022,079 were disposed of as part of the current year divestiture discussed in Note 28. A separate product’s capitalized costs of $3,820,585 are being amortized over six years, the life of the contract, and is reflected within intangible assets, net. The final product does not have any costs capitalized as amounts incurred do not represent a future benefit to date. Other costs associated with changing contract manufacturers of $565,212 and $474,854 for the years ended December 31, 2019 and 2018, respectively, are included in operating expenses in the consolidated statements of operations as incurred. 25

USWM ENTERPRISES, LLC & SUBSIDIARIES Notes to the Consolidated Financial Statements, continued (20) Lease Commitments The Company has various operating leases for vehicles, office equipment, office space, and storage facilities. Vehicle leases range from two to four years, with new leases entered into periodically. Office equipment represents copiers and other miscellaneous items. Office space represents rental space utilized by research and development to perform scientific studies and for a subsidiary to perform general and administrative services. Storage facility leases are month to month, therefore there is no future commitment. Rent and fleet program expense, inclusive of leases, fuel charges and miscellaneous costs, under such arrangements was $1,757,320 and $1,504,105 during the years ended December 31, 2019 and 2018, respectively. Future minimum lease payments subsequent to December 31, 2019 under non-cancelable operating leases are as follows: For the year ending December 31: 2020 $ 943,511 2021 322,276 2022 41,993 Total minimum lease payments $ 1,307,780 (21) Retirement Plan USWM and HEMA maintain defined contribution 401(k) retirement plans, which cover all eligible employees as defined by the plans. Individuals who are at least 21 years of age, have completed two months of service and are currently employed by the subsidiaries are eligible to participate in the plans. Participants may defer compensation up to statutory limits. Employee and Company contributions vest immediately. Employee contributions are matched by the employer dollar for dollar up to 4% of base salary. The subsidiaries recognized $1,057,003 and $881,359 in expense under these plans during the years ended December 31, 2019 and 2018, respectively. (22) Long-Term Incentive Compensation Program The Company established a Long-Term Incentive Compensation Program (LTI) effective January 1, 2018. Upon the Company meeting the specified financial target, LTI Awards will be paid to eligible participants on a three-year rolling basis provided the participant is an active employee of the Company on the payment date. LTI is included in operating expenses in the consolidated statements of operations and totaled $2,194,860 and $2,319,141 for the years ended December 31, 2019 and 2018, respectively. (23) Related Party Transactions The Company’s CEO and controlling voting member owns 16.67% and the Company owns 50% of WJ Air, LLC. During 2019 and 2018, the Company used the airplane owned by WJ Air, LLC for certain Company business travel at a cost of $127,993 and $131,951, respectively. The Company’s CEO and controlling voting member guaranteed approximately $1,380,000 and $1,606,000 of the Company’s term loan with a balance of $6,479,792 and $6,705,944 as of December 31, 2019 and 2018, respectively. 26

**USWM ENTERPRISES, LLC & SUBSIDIARIES**

Notes to the Consolidated Financial Statements, continued

## (24) Concentrations and Credit Risk

Revenue from one product was 70% and 72% of net product sales for the years ended December 31, 2019 and 2018, respectively. Accounts receivable, net from this product were 44% and 57% of total accounts receivable, net as of December 31, 2019 and 2018, respectively.

## (25) Commitments

The following table summarizes the Company's estimated commitments for the next five years as of December 31, 2019:

| | 2020 | 2021 | 2022 | 2023 | 2024 |
|---|---|---|---|---|---|
| Loan to joint venture | $ 5,500,000 | $ 15,200,000 | $ - | $ - | $ - |
| Post marketing clinical studies | 6,200,000 | 14,900,000 | 18,300,000 | 23,000,000 | 13,400,000 |
| Inventory purchases | 4,500,000 | 4,500,000 | 4,500,000 | 5,000,000 | 3,400,000 |
| Promotional spend per license agreement | 2,800,000 | 2,200,000 | 1,000,000 | - | - |
| Other | 200,000 | - | - | - | - |
| | $ 19,200,000 | $ 36,800,000 | $ 23,800,000 | $ 28,000,000 | $ 16,800,000 |

The Company has irrevocable standby letters of credit aggregating $1,300,000 and $1,000,000 as of December 31, 2019 and 2018, respectively, to securitize certain Company borrowings.

## (26) Liquidity

The Company is focused on driving sales in its existing product portfolio as well as investing in two planned product launches in 2020 and 2021. This has resulted in significant additional operating costs to continue to support and advance the business, including additional research, development, supply chain, marketing and launch costs. To support these operating costs, the Ventures term loan has been fully drawn, and will require approximately $59,000,000 of principal payments and $14,000,000 in cash interest payments in the next 12 months. The Company currently has no credit available other than its revolving line of credit that it plans on extending beyond July 2020, as described in Note 10.

Based upon existing debt obligations plus launch costs associated with a HEMA product, the Company estimates that approximately $57,000,000 in additional cash beyond its existing resources and credit availability will be necessary to meet its objectives and obligations during the twelve months after the date of this report, March 30, 2020. Beyond these obligations in the next 12 months, the Ventures term loan will also require a principal and interest payment totaling $31,000,000 on March 31, 2021. As described in Note 11, the Company amended its existing Ventures term loan providing approximately $7,000,000 of additional availability, including PIK interest, which has been reflected in the $57,000,000 cash shortfall. The Company is working with a leading investment bank with respect to several strategic alternatives, including an equity private placement, sale of one or more assets, refinancing the Ventures term loan obligation and other asset monetization strategies. The Company believes that one or more of these initiatives will cover the cash shortfall.

27

USWM ENTERPRISES, LLC & SUBSIDIARIES Notes to the Consolidated Financial Statements, continued (27) Legal Proceedings and Contingencies Department of Justice Investigation In February 2014, the Company received a subpoena from the Department of Health and Human Services Office of the Inspector General (OIG). In March 2016, the Company received a Civil Investigative Demand from the U.S. Department of Justice (DOJ). Both demands for information were broad in scope and each sought production of various records and reports regarding matters, including without limitation, in connection with the Company’s (i) support of a 501(c)(3) organization that provides financial assistance to patients and (ii) sales and marketing practices related to two of its products. In 2018, the Company recorded a $17,500,000 settlement loss relating to this matter. The Company entered into a civil Settlement Agreement with the DOJ and the OIG (collectively the United States Government) in April 2019. The Settlement Agreement was neither an admission of liability by the Company nor a concession by the United States Government that its claims are not well-founded. Under the Settlement Agreement, the Company agreed to pay the United States Government the sum of $17,500,000, exclusive of interest, over the course of 2019 and 2020. In 2019, the Company paid $12,250,000, with the remainder due in April 2020. In connection with the civil settlement, the Company also entered into a Corporate Integrity Agreement with the OIG that spans a period of five years and provides specific measures to ensure proper controls are in place to promote compliance by the Company with certain federal statutes, regulations and written directives of federal health care programs. Under the Settlement Agreement, the Company was required to pay the reasonable attorneys’ fees and costs incurred by the relators in accordance with a separate settlement agreement between the Company and each respective relator. The Company agreed to pay $1,125,000 to the relators, which was recognized in general and administrative expenses in the consolidated statement of operations and paid in 2019. Other Litigation In July 2019, the Company filed a breach of contract claim against a former commercial vendor arising out of the vendor’s refusal to refund a settlement payment owed to the Company pursuant to a settlement and release agreement. The vendor had filed a motion to dismiss the case, which was denied by the relevant court. The court has requested the parties to complete discovery by August 2020. As of December 31, 2019, recoverable amounts are not reflected in the consolidated financial statements given the status of the claim. In November 2019, the Company was respondent and counterclaimant in a separate dispute with the same former commercial vendor related to a claim and cross-claim for indemnification arising out of conduct related to the DOJ investigation. Both parties are in discussions before the American Arbitration Association, but formal arbitration has not yet been scheduled. As of December 31, 2019, as amounts are not probable and estimable, no amounts have been reflected in the consolidated financial statements. 28

USWM ENTERPRISES, LLC & SUBSIDIARIES Notes to the Consolidated Financial Statements, continued (27) Legal Proceedings and Contingencies, continued In February 2020, the Company filed an arbitration claim against a contract manufacturer to seek recovery for a breach of contract related to development and supply of product. As of December 31, 2019, recoverable amounts are not reflected in the consolidated financial statements given the status of the claim. The Company operates in a litigious and highly regulated business environment. Other than the matters discussed above, the Company is not currently subject to any foreseeable litigation and is unaware of any pending lawsuits. The Company maintains various insurance policies to minimize the impact of legal actions or claims. In 2018, the Company received $476,835 in insurance proceeds related to the DOJ investigation, which is included in other income. Upon execution of the civil Settlement Agreement, the Company received an additional $3,523,164 in insurance proceeds that was recognized in 2019. Supply Risk All of the Company’s products are purchased under contract from third party contract manufacturing organizations (CMOs). As a result, the Company relies on the CMOs to meet stringent regulatory standards and be approved by the FDA or other appropriate government agencies. None of the products currently marketed by the Company have a back-up CMO. Accordingly, the Company bears the risk of encountering supply interruptions or difficulty finding alternative sourcing. The Company partially mitigates this risk and partial loss of revenue by purchasing contingent business income insurance for its primary inventory and CMO locations. Guarantees In conjunction with a divestiture in Note 28, the Company is a guarantor to a liability owed to the purchaser should a generic equivalent to the product divested launch prior to March 31, 2022. As of the date of this report, the maximum exposure is $27,500,000. As the amount owed is not probable, no provision has been reflected within the consolidated financial statements. Business Disruption Subsequent to December 31, 2019, the World Health Organization declared the coronavirus (COVID-19) outbreak to be a pandemic. COVID-19 continues to spread across the globe and is impacting worldwide economic activity and financial markets. As of the date the consolidated financial statements were available to be issued, the Company’s performance on contracts with customers and supply chain has not been significantly impacted by COVID-19, however, the continued spread of the disease represents a significant risk that operations could be disrupted in the near future. The extent to which COVID-19 impacts the Company will depend on future developments, which are highly uncertain and cannot be predicted. As a result, the Company has not yet determined the impact this disruption may have on its consolidated financial statements for the year ending December 31, 2020. 29

USWM ENTERPRISES, LLC & SUBSIDIARIES Notes to the Consolidated Financial Statements, continued (28) Divestitures In July 2019, the Company completed a transaction in which the Company sold the marketing authorizations for one product, as well as the related inventory and third party agreements. In connection with the sale, the Company received cash proceeds of $33,049,941, which is net of fees of $3,250,059. The Company accounted for the transaction as the sale of an asset and recorded a gain of $21,372,613 in other operating expense (income) upon closing the transaction. The gain is representative of the net cash proceeds less the remaining costs capitalized associated with capitalized manufacturing transition costs, intangible assets, net and inventory. The Company shall receive a royalty on net product sales as long as the product is sold and/or commercialized in the United States in accordance with the agreement. The Company may receive milestone payments if specific net product sales thresholds are met. (29) Subsequent Events Management evaluated subsequent events for recognition or disclosure through March 30, 2020, the date which the consolidated financial statements were available to be issued. Except as disclosed in Note 11 and Note 27, there were no events occurring during the evaluation period that require recognition or disclosure in the consolidated financial statements. 30

CONSOLIDATING INFORMATION

**USWM ENTERPRISES, LLC & SUBSIDIARIES**

Consolidating Balance Sheets

December 31, 2019

| | Enterprises | Holdings | Ventures | Eliminations | Consolidated |
|---|---|---|---|---|---|
| **Assets** | | | | | |
| Current assets | | | | | |
| Cash | $ 5,230,046 | $ 3,964,434 | $ 469,106 | $ - | $ 9,663,586 |
| Accounts receivable, net | - | 19,442,010 | - | - | 19,442,010 |
| Other receivables | 102,993 | 3,883,426 | 2,862 | (30,309) | 3,958,972 |
| Inventories | - | 10,094,614 | - | - | 10,094,614 |
| Prepaid expenses and other current assets | 8,569 | 3,775,081 | 138,736 | - | 3,922,386 |
| Total current assets | 5,341,608 | 41,159,565 | 610,704 | (30,309) | 47,081,568 |
| Property and equipment, net | - | 9,833,850 | 55,162 | - | 9,889,012 |
| Intangible assets, net | - | 33,363,228 | - | - | 33,363,228 |
| Goodwill | - | 20,325,198 | - | - | 20,325,198 |
| Investment in subsidiaries | (94,740,788) | - | - | 94,740,788 | - |
| Deferred tax assets | 30,157,240 | 8,302,276 | - | (8,358,298) | 30,101,218 |
| Restricted cash | - | - | 5,508,035 | - | 5,508,035 |
| Other assets - related party | - | 5,628,422 | - | (5,628,422) | - |
| Other assets | - | 1,841,006 | - | - | 1,841,006 |
| Total assets | $ (59,241,940) | $ 120,453,545 | $ 6,173,901 | $ 80,723,759 | $ 148,109,265 |
| **Liabilities and Members' Equity (Deficit)** | | | | | |
| Current liabilities | | | | | |
| Line of credit | $ - | $ 24,128,154 | $ - | $ - | $ 24,128,154 |
| Current portion of long-term debt | - | 273,655 | 54,674,906 | - | 54,948,561 |
| Accounts payable | 53,609 | 18,497,174 | 235,725 | (30,309) | 18,756,199 |
| Taxes payable - related party | - | 4,790,741 | - | (4,790,741) | - |
| Accrued expenses and other current liabilities | 3,817,706 | 21,200,814 | 256,094 | - | 25,274,614 |
| Total current liabilities | 3,871,315 | 68,890,538 | 55,166,725 | (4,821,050) | 123,107,528 |
| Long-term debt | - | 26,504,879 | 60,605,482 | - | 87,110,361 |
| Other liabilities | - | 4,142,309 | 6,750,237 | (5,628,422) | 5,264,124 |
| Total liabilities | 3,871,315 | 99,537,726 | 122,522,444 | (10,449,472) | 215,482,013 |
| Members' equity (deficit) | | | | | |
| USWM Enterprises, LLC and Subsidiaries | (63,113,255) | 20,915,819 | (101,292,388) | 91,173,231 | (52,316,593) |
| Noncontrolling interest | - | - | (15,056,155) | - | (15,056,155) |
| Total members' equity (deficit) | (63,113,255) | 20,915,819 | (116,348,543) | 91,173,231 | (67,372,748) |
| Total liabilities and members' equity (deficit) | $ (59,241,940) | $ 120,453,545 | $ 6,173,901 | $ 80,723,759 | $ 148,109,265 |

*See accompanying report of independent auditors.*

31

**USWM ENTERPRISES, LLC & SUBSIDIARIES**

Consolidating Balance Sheets, continued

December 31, 2018

| Assets | | Enterprises | | Holdings | | Ventures | | Eliminations | | Consolidated |
|---|---|---|---|---|---|---|---|---|---|---|
| Current assets | | | | | | | | | | |
| Cash | $ | 449,510 | $ | 5,453,102 | $ | 440,031 | $ | - | $ | 6,342,643 |
| Accounts receivable, net | | - | | 22,660,738 | | - | | - | | 22,660,738 |
| Other receivables | | - | | 5,795,576 | | 1,696 | | (31,122) | | 5,766,150 |
| Inventories | | - | | 11,220,452 | | - | | - | | 11,220,452 |
| Prepaid expenses and other current assets | | - | | 3,930,704 | | 184,785 | | - | | 4,115,489 |
| Total current assets | | 449,510 | | 49,060,572 | | 626,512 | | (31,122) | | 50,105,472 |
| Property and equipment, net | | - | | 10,775,768 | | 112,664 | | - | | 10,888,432 |
| Intangible assets, net | | - | | 47,492,713 | | - | | - | | 47,492,713 |
| Goodwill | | - | | 20,325,198 | | - | | - | | 20,325,198 |
| Investment in subsidiaries | | (116,769,711) | | - | | - | | 116,769,711 | | - |
| Deferred tax assets | | 31,951,483 | | 6,785,686 | | - | | (6,127,283) | | 32,609,886 |
| Restricted cash | | - | | - | | 5,246,674 | | - | | 5,246,674 |
| Other assets - related party | | - | | 3,748,677 | | - | | (3,748,677) | | - |
| Other assets | | - | | 1,181,787 | | - | | - | | 1,181,787 |
| Total assets | $ | (84,368,718) | $ | 139,370,401 | $ | 5,985,850 | $ | 106,862,629 | $ | 167,850,162 |
| **Liabilities and Members' Equity (Deficit)** | | | | | | | | | | |
| Current liabilities | | | | | | | | | | |
| Line of credit | $ | - | $ | 17,013,316 | $ | - | $ | - | $ | 17,013,316 |
| Current portion of long-term debt | | - | | 207,965 | | - | | - | | 207,965 |
| Accounts payable | | 21,682 | | 19,807,847 | | 325,420 | | (31,122) | | 20,123,827 |
| Taxes payable - related party | | - | | 9,579,603 | | - | | (9,579,603) | | - |
| Accrued expenses and other current liabilities | | 138,178 | | 31,138,801 | | 266,762 | | - | | 31,543,741 |
| Current portion of deferred revenue | | - | | 3,559,322 | | - | | - | | 3,559,322 |
| Total current liabilities | | 159,860 | | 81,306,854 | | 592,182 | | (9,610,725) | | 72,448,171 |
| Long-term debt | | - | | 26,796,721 | | 127,345,543 | | - | | 154,142,264 |
| Deferred revenue | | - | | 12,161,017 | | - | | - | | 12,161,017 |
| Other liabilities | | - | | 7,284,745 | | 4,517,150 | | (3,748,677) | | 8,053,218 |
| Total liabilities | | 159,860 | | 127,549,337 | | 132,454,875 | | (13,359,402) | | 246,804,670 |
| Members' equity (deficit) | | | | | | | | | | |
| USWM Enterprises, LLC and Subsidiaries | | (84,528,578) | | 11,821,064 | | (114,226,557) | | 120,222,031 | | (66,712,040) |
| Noncontrolling interest | | - | | - | | (12,242,468) | | - | | (12,242,468) |
| Total members' equity (deficit) | | (84,528,578) | | 11,821,064 | | (126,469,025) | | 120,222,031 | | (78,954,508) |
| Total liabilities and members' equity (deficit) | $ | (84,368,718) | $ | 139,370,401 | $ | 5,985,850 | $ | 106,862,629 | $ | 167,850,162 |

*See accompanying report of independent auditors.*

32

**USWM ENTERPRISES, LLC & SUBSIDIARIES**

Consolidating Statements of Operations

Year ended December 31, 2019

| | Enterprises | Holdings | Ventures | Eliminations | Consolidated |
|---|---|---|---|---|---|
| Net product sales | $ - | $ 170,404,840 | $ - | $ - | $ 170,404,840 |
| Contract revenues | - | 24,396,884 | - | (2,431,262) | 21,965,622 |
| Total revenues | - | 194,801,724 | - | (2,431,262) | 192,370,462 |
| Cost of product sales | - | 63,471,228 | - | - | 63,471,228 |
| Gross profit | - | 131,330,496 | - | (2,431,262) | 128,899,234 |
| Operating expenses | | | | | |
| Sales and marketing | - | 51,230,737 | 2,536,433 | (59,444) | 53,707,726 |
| Commercial operations | - | 25,197,147 | 2,111,240 | (508,067) | 26,800,320 |
| Research and development | - | 16,696,491 | 2,164 | - | 16,698,655 |
| General and administrative | 1,316,886 | 24,600,768 | 2,325,433 | (1,256,955) | 26,986,132 |
| Manufacturing transition | - | 1,149,678 | - | - | 1,149,678 |
| Amortization of intangible assets | - | 3,040,564 | - | - | 3,040,564 |
| Total operating expenses | 1,316,886 | 121,915,385 | 6,975,270 | (1,824,466) | 128,383,075 |
| Income (loss) from operations before other operating (income) expense | (1,316,886) | 9,415,111 | (6,975,270) | (606,796) | 516,159 |
| Other operating (income) expense | - | (21,218,985) | - | - | (21,218,985) |
| Income (loss) from operations | (1,316,886) | 30,634,096 | (6,975,270) | (606,796) | 21,735,144 |
| Other income (expense) | | | | | |
| Interest expense | - | (4,125,816) | (20,872,039) | 144,932 | (24,852,923) |
| Other, net | 3,530,096 | 374,789 | (922,986) | (144,932) | 2,836,967 |
| Equity in earnings in subsidiaries | 1,271,669 | - | - | (1,271,669) | - |
| Total other income (expense) | 4,801,765 | (3,751,027) | (21,795,025) | (1,271,669) | (22,015,956) |
| Income (loss) before provision for income taxes | 3,484,879 | 26,883,069 | (28,770,295) | (1,878,465) | (280,812) |
| Income tax (expense) benefit | 3,776,549 | 345,208 | - | (6,831,080) | (2,709,323) |
| Net income (loss) | 7,261,428 | 27,228,277 | (28,770,295) | (8,709,545) | (2,990,135) |
| Less: net loss attributable to noncontrolling interest | - | - | (2,813,687) | - | (2,813,687) |
| Net income (loss) attributable to USWM Enterprises, LLC and Subsidiaries | $ 7,261,428 | $ 27,228,277 | $ (25,956,608) | $ (8,709,545) | $ (176,448) |

*See accompanying report of independent auditors.*

33

**USWM ENTERPRISES, LLC & SUBSIDIARIES**

Consolidating Statements of Operations, continued

Year ended December 31, 2018

| | Enterprises | Holdings | Ventures | Eliminations | Consolidated |
|---|---|---|---|---|---|
| Net product sales | $ - | $ 174,642,586 | $ - | $ - | $ 174,642,586 |
| Contract revenues | - | 19,242,995 | - | (3,424,886) | 15,818,109 |
| Total revenues | - | 193,885,581 | - | (3,424,886) | 190,460,695 |
| Cost of product sales | - | 67,868,691 | - | - | 67,868,691 |
| Gross profit | - | 126,016,890 | - | (3,424,886) | 122,592,004 |
| Operating expenses | | | | | |
| Sales and marketing | - | 46,188,434 | 3,716,233 | (349,768) | 49,554,899 |
| Commercial operations | - | 23,189,544 | 3,232,984 | (1,232,658) | 25,189,870 |
| Research and development | - | 22,515,606 | 39,551 | (39,496) | 22,515,661 |
| General and administrative | 227,718 | 23,932,979 | 2,583,409 | (1,802,964) | 24,941,142 |
| Manufacturing transition | - | 1,193,237 | - | - | 1,193,237 |
| Amortization of intangible assets | - | 3,210,205 | - | - | 3,210,205 |
| Total operating expenses | 227,718 | 120,230,005 | 9,572,177 | (3,424,886) | 126,605,014 |
| Income (loss) from operations before other operating (income) expense | (227,718) | 5,786,885 | (9,572,177) | - | (4,013,010) |
| Other operating (income) expense | - | 17,500,000 | - | - | 17,500,000 |
| Income (loss) from operations | (227,718) | (11,713,115) | (9,572,177) | - | (21,513,010) |
| Other income (expense) | | | | | |
| Interest expense | - | (3,829,728) | (21,202,387) | 166,882 | (24,865,233) |
| Other, net | - | 343,066 | 247,371 | (166,882) | 423,555 |
| Equity in earnings in subsidiaries | (40,391,154) | - | - | 40,391,154 | - |
| Total other income (expense) | (40,391,154) | (3,486,662) | (20,955,016) | 40,391,154 | (24,441,678) |
| Loss before provision for income taxes | (40,618,872) | (15,199,777) | (30,527,193) | 40,391,154 | (45,954,688) |
| Income tax benefit | 7,283,731 | 1,724,749 | - | 243,241 | 9,251,721 |
| Net loss | (33,335,141) | (13,475,028) | (30,527,193) | 40,634,395 | (36,702,967) |
| Less: net loss attributable to noncontrolling interest | - | - | (3,611,067) | - | (3,611,067) |
| Net loss attributable to USWM Enterprises, LLC and Subsidiaries | $ (33,335,141) | $ (13,475,028) | $ (26,916,126) | $ 40,634,395 | $ (33,091,900) |

*See accompanying report of independent auditors.*

34

**USWM ENTERPRISES, LLC & SUBSIDIARIES**

Consolidating Statements of Members' Deficit

Years ended December 31, 2019 and 2018

| | Enterprises | | Holdings | | Ventures | | | Eliminations | | Consolidated | | |
|---|---|---|---|---|---|---|---|---|---|---|---|---|
| | Capital Contributions | Controlling Interest | Capital Contributions | Controlling Interest | Capital Contributions | Controlling Interest | Noncontrolling Interest | Capital Contributions | Controlling Interest | Capital Contributions | Controlling Interest | Noncontrolling Interest |
| Balance December 31, 2017 | $ 24,110,454 | $ (79,951,051) | $ 13,131,579 | $ 12,164,513 | $ 10,000,000 | $ (101,810,431) | $ (8,631,401) | $ (23,131,579) | $ 107,219,215 | $ 24,110,454 | $ (62,377,754) | $ (8,631,401) |
| Net loss | - | (33,335,141) | - | (13,475,028) | - | (26,916,126) | (3,611,067) | - | 40,634,395 | - | (33,091,900) | (3,611,067) |
| Capital contribution | - | - | - | - | 4,500,000 | - | - | (4,500,000) | - | - | - | - |
| Redemption of Class C shares | (320) | - | - | - | - | - | - | - | - | (320) | - | - |
| Issuance of Class A shares | 4,647,480 | - | - | - | - | - | - | - | - | 4,647,480 | - | - |
| Balance December 31, 2018 | 28,757,614 | (113,286,192) | 13,131,579 | (1,310,515) | 14,500,000 | (128,726,557) | (12,242,468) | (27,631,579) | 147,853,610 | 28,757,614 | (95,469,654) | (12,242,468) |
| Net loss | - | 7,261,428 | - | 27,228,277 | - | (25,956,608) | (2,813,687) | - | (8,709,545) | - | (176,448) | (2,813,687) |
| Adoption of new accounting standard | | (418,000) | | (418,000) | - | - | - | | 836,000 | - | - | - |
| Capital contribution | - | - | 2,323,164 | - | 38,890,777 | - | - | (41,213,941) | - | - | - | - |
| Return of capital | - | - | (15,454,743) | | - | - | - | 15,454,743 | - | - | - | - |
| Distribution | - | - | - | (4,583,943) | - | - | - | - | 4,583,943 | - | - | - |
| Redemption of Class C shares | (105) | - | - | - | - | - | - | - | - | (105) | - | - |
| Issuance of Class D shares | 14,572,000 | - | - | - | - | - | - | - | - | 14,572,000 | - | - |
| Appreciation of Class D shares | 1,509,294 | (1,509,294) | - | - | - | - | - | - | - | 1,509,294 | (1,509,294) | - |
| Balance December 31, 2019 | $ 44,838,803 | $ (107,952,058) | $ - | $ 20,915,819 | $ 53,390,777 | $ (154,683,165) | $ (15,056,155) | $ (53,390,777) | $ 144,564,008 | $ 44,838,803 | $ (97,155,396) | $ (15,056,155) |

*See accompanying report of independent auditors.*

35

USWM ENTERPRISES, LLC & SUBSIDIARIES Consolidating Statements of Cash Flows Year ended December 31, 2019 Enterprises Holdings Ventures Eliminations Consolidated Cash flows from operating activities Net income (loss) before allocation to noncontrolling interest $ 7,261,428 $ 27,228,277 $ (28,770,295) $ (8,709,545) $ (2,990,135) Adjustments to reconcile net income (loss) to net cash used in operating activities Depreciation and amortization - 5,865,632 57,502 - 5,923,134 Amortization of deferred revenue - (15,720,339) - - (15,720,339) Gain on sale of assets - (21,372,613) - - (21,372,613) Loss on extinguishment of debt - - 1,080,027 - 1,080,027 Deferred tax assets 1,794,243 (1,516,590) - 2,231,015 2,508,668 Provision for obsolete inventory - 3,737,138 - - 3,737,138 Noncash interest expense - 134,580 4,610,077 (138,000) 4,606,657 Loss on disposal of property and equipment - 153,628 - - 153,628 (Increase) decrease in assets Accounts receivable - 3,218,728 - - 3,218,728 Other receivables (102,993) 1,912,150 (1,166) (813) 1,807,178 Inventories - (2,137,297) - - (2,137,297) Prepaid expenses and other current assets (8,569) 155,623 46,049 - 193,103 Investment in subsidiaries (22,446,923) - - 22,446,923 - Other assets - related party - (2,297,745) - 2,297,745 - Other assets - (793,799) - - (793,799) Increase (decrease) in liabilities Accounts payable 31,927 (682,208) (89,695) 813 (739,163) Taxes payable - related party - (4,788,862) - 4,788,862 - Accrued expenses and other current liabilities 36,528 (5,613,076) (10,668) - (5,587,216) Deferred revenue - - - - Other liabilities - (3,142,436) 87,296 - (3,055,140) Net cash used in operating activities (13,434,359) (15,659,209) (22,990,873) 22,917,000 (29,167,441) Cash flows from investing activities Capitalized manufacturing transition costs - (4,659,720) - - (4,659,720) Purchase of product rights - (3,192,017) - - (3,192,017) Purchases of property and equipment - (200,827) - - (200,827) Net proceeds from sale of assets - 33,049,941 - - 33,049,941 Net cash provided by investing activities - 24,997,377 - - 24,997,377 See accompanying report of independent auditors. 36

USWM ENTERPRISES, LLC & SUBSIDIARIES Consolidating Statements of Cash Flows, continued Year ended December 31, 2019 Enterprises Holdings Ventures Eliminations Consolidated Cash flows from financing activities Payments of long-term debt - (226,152) (15,855,189) - (16,081,341) Payment of extinguishment costs - - (1,744,071) - (1,744,071) Capital contribution - 2,323,164 38,890,777 (41,213,941) - Return of capital - (15,454,743) - 15,454,743 - Distribution - (4,583,943) - 4,583,943 - Management and administrative services agreements - - 1,989,792 (1,741,745) 248,047 Net issuance of shares 18,214,895 - - - 18,214,895 Net borrowings under line of credit - 7,114,838 - - 7,114,838 Net cash provided by (used in) financing activities 18,214,895 (10,826,836) 23,281,309 (22,917,000) 7,752,368 Net increase (decrease) in cash and restricted cash 4,780,536 (1,488,668) 290,436 - 3,582,304 Cash and restricted cash at beginning of year 449,510 5,453,102 5,686,705 - 11,589,317 Cash and restricted cash at end of year $ 5,230,046 $ 3,964,434 $ 5,977,141 $- $ 15,171,621 Supplemental cash flow information Cash paid for interest $- $ 4,103,119 $ 16,261,962 $- $ 20,365,081 Cash paid for income taxes $ 83,670 $ 798,712 $- $- $ 882,382 Noncash investing activity Capitalized transition costs reclassified to inventory $- $ 2,379,251 $- $- $ 2,379,251 Capitalized intangibles due in subsequent periods $- $ 575,000 $- $- $ 575,000 Noncash financing activity Appreciation of Class D shares $ 1,509,294 $- $- $- $ 1,509,294 See accompanying report of independent auditors. 37

USWM ENTERPRISES, LLC & SUBSIDIARIES Consolidating Statements of Cash Flows, continued Year ended December 31, 2018 Enterprises Holdings Ventures Eliminations Consolidated Cash flows from operating activities Net loss before allocation to noncontrolling interest $ (33,335,141) $ (13,475,028) $ (30,527,193) $ 40,634,395 $ (36,702,967) Adjustments to reconcile net loss to net cash (used in) provided by operating activities Depreciation and amortization - 4,810,914 51,656 - 4,862,570 Amortization of deferred revenue - (10,073,824) - - (10,073,824) Deferred tax assets (7,325,442) (5,422,342) - 2,717,444 (10,030,340) Provision for obsolete inventory - 1,282,743 - - 1,282,743 Noncash interest expense - 134,578 9,052,078 - 9,186,656 (Increase) decrease in assets Accounts receivable - (2,197,425) - - (2,197,425) Other receivables 370 (207,291) 26,523 (15,745) (196,143) Inventories - 2,277,005 - 2,277,005 Prepaid expenses and other current assets - (1,089,736) (65,833) - (1,155,569) Investment in subsidiaries 35,891,154 - - (35,891,154) - Other assets - related party - (3,157,387) - 3,157,387 - Other assets - 10,254 - - 10,254 Increase (decrease) in liabilities Accounts payable 6,682 11,474,482 (361,880) 981 11,120,265 Taxes payable - related party - 2,960,685 - (2,960,685) - Accrued expenses and other current liabilities 50,310 6,852,501 (193,928) 14,764 6,723,647 Deferred revenue - 17,500,000 - - 17,500,000 Other liabilities - 7,284,745 676,308 - 7,961,053 Other liabilities - related party - - 3,157,387 (3,157,387) - Net cash (used in) provided by operating activities (4,712,067) 18,964,874 (18,184,882) 4,500,000 567,925 Cash flows from investing activities Capitalized manufacturing transition costs - (6,931,740) - - (6,931,740) Purchase of product rights - (880,000) - - (880,000) Purchases of property and equipment - (29,146) - - (29,146) Net cash used in investing activities - (7,840,886) - - (7,840,886) See accompanying report of independent auditors. 38

USWM ENTERPRISES, LLC & SUBSIDIARIES Consolidating Statements of Cash Flows, continued Year ended December 31, 2018 Enterprises Holdings Ventures Eliminations Consolidated Cash flows from financing activities Proceeds from note payable - related party - - 13,000,000 (13,000,000) - Payments on note payable - related party - (13,000,000) - 13,000,000 - Proceeds from issuance of debt - 1,226,559 - - 1,226,559 Payments of long-term debt - (205,475) - - (205,475) Capital contribution - - 4,500,000 (4,500,000) - Net issuance of shares 4,647,160 - - - 4,647,160 Net borrowings under line of credit - 5,082,412 - - 5,082,412 Net cash provided by (used in) financing activities 4,647,160 (6,896,504) 17,500,000 (4,500,000) 10,750,656 Net increase (decrease) in cash and restricted cash (64,907) 4,227,484 (684,882) - 3,477,695 Cash and restricted cash at beginning of year 514,417 1,225,618 6,371,587 - 8,111,622 Cash and restricted cash at end of year $ 449,510 $ 5,453,102 $ 5,686,705 $- $ 11,589,317 Supplemental cash flow information Cash paid for interest $- $ 3,469,401 $ 11,985,447 $- $ 15,454,848 Cash paid for income taxes $ 38,697 $ 380,282 $- $- $ 418,979 Noncash investing activity Capitalized intangibles due in subsequent periods $- $ 2,767,017 $- $- $ 2,767,017 Capitalized manufacturing transition costs due in subsequent periods $ - $ 1,989,551 $- $- $ 1,989,551 Liability settled with assets from capitalized manufacturing transition costs $ - $ 578,000 $- $- $ 578,000 See accompanying report of independent auditors. 39